UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2012

LaserLock Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 668-1952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 4.01.    Changes in Registrant’s Certifying Accountant

On November 1, 2012, the practice of Asher & Company, Ltd. (“Asher”), which was engaged as the independent registered public accounting firm of LaserLock Technologies, Inc. (“LaserLock” or “Company”), was combined with  BDO USA, LLP (“BDO”) and the professional staff and partners of Asher joined BDO either as employees or partners of BDO. As a result of this transaction, Asher resigned as LaserLock’s independent registered public accounting firm on November 1, 2012.  LaserLock’s Board of Directors intends to consider the appointment of a new independent registered public accounting firm in the near future.

Except for the inclusion of a paragraph describing the uncertainty of the Company’s ability to continue as a going concern, the report of independent registered public accounting firm of Asher regarding the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2011 and 2010, and during the interim period from the end of the most recently completed fiscal year through November 1, 2012, the date of resignation, there were no disagreements with Asher on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Asher, would have caused it to make reference to such disagreement in its reports; and there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company provided Asher with a copy of this Current Report on Form 8-K (the “Report”) prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Asher furnish the Company with a letter addressed to the SEC stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter has been filed as an exhibit to this Report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
16.1	Letter, dated November 7, 2012, from Asher & Company, Ltd.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Norman A. Gardner
Norman A. Gardner
President and CEO

Dated: November 7, 2012

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
16.1	Letter, dated November 7, 2012, from Asher & Company, Ltd.

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